Exhibit 5.1

June 28, 2006

Board of Directors
GrafTech International Ltd.
12900 Snow Road

Parma, OH 44130

Ladies and Gentlemen:

We have acted as special counsel to GrafTech International Ltd., a Delaware corporation (the “Registrant”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”), to which this opinion is an exhibit, relating to the registration of shares of common stock, par value $0.01 per share, of the Corporation and awards issuable (including shares issuable under such awards) pursuant to the GrafTech International Ltd. 2005 Equity Incentive Plan, the UCAR Carbon Savings Plan, the GrafTech International Ltd. Management Stock Incentive Plan (Original Version), the GrafTech International Ltd. 1995 Equity Incentive Plan, the GrafTech International Ltd. Management Incentive Plan (Senior Version), GrafTech International Ltd. 1996 Mid-Management Equity Incentive Plan and the GrafTech International Ltd. Management Stock Incentive Plan (Mid-Management Version) (collectively, the “Plans”).

We have examined: the Amended and Restated Certificate of Incorporation of the Registrant; the Amended and Restated By-Laws of the Registrant; minutes of corporate proceedings of the Registrant relating to the subject matter of this opinion, as made available to us by the officers of the Registrant; an executed copy of the Registration Statement and a copy of each of the exhibits thereto, in each case in the form filed with the Commission; specimens or forms of certificates or other instruments evidencing such shares and awards, as made available to us by officers of the Registrant; a good standing certificate of the Registrant as of a recent date; and such matters of law deemed necessary by us in order to deliver this opinion. We have assumed, without independent verification or having any duty to verify, that all documents mentioned herein have been duly authorized, executed and delivered by all parties thereto (other than the Registrant) and are enforceable. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the legal capacity of all natural persons. As to certain factual matters, we have relied upon information furnished to us by officers of the Registrant.

We express no opinion concerning any law of any jurisdiction other than (i) the federal laws of the United States of America and (ii) as to the organization, existence, good standing and corporate authority of the Registrant, the General Corporation Law of the State of Delaware.

We express no opinion with respect to the enforceability of any agreement or instrument or any provision thereof (i) to the extent such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws) or general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (ii) providing for specific performance, injunctive relief or other equitable remedies (regardless of whether such enforceability is sought in a proceeding in equity or at law), (iii) providing for indemnification or contribution, which provisions may be limited by federal and state securities laws or policies underlying such laws, (iv) requiring any waiver of stay or extension laws, diligent performance or other acts which may be unenforceable under principles of public policy or (v) providing for a choice of law, jurisdiction or venue. We have assumed that such agreements, instruments or provisions are enforceable.

Based on the foregoing and solely in reliance thereon, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that such shares have been duly authorized and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable and that such other awards, when granted in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. We have no obligation to update this opinion for events or changes in law or fact occurring after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

KELLEY DRYE & WARREN LLP

By: /s/ Randi-Jean G. Hedin A Partner

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